UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2025

Devon Energy Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	001-32318	73-1567067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 W. SHERIDAN AVE., OKLAHOMA CITY, OKLAHOMA	73102-5015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 235-3611

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	DVN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2025, the Board of Directors (the “Board”) of Devon Energy Corporation (the “Company” or “Devon”) appointed (i) John D. Raines as Senior Vice President, E&P Asset Management, effective as of February 8, 2025, and (ii) Thomas J. Hellman as Senior Vice President, E&P Operations, effective as of January 20, 2025. The Company’s principal operating officer functions will be divided between Messrs. Raines and Hellman, and each of them will serve on Devon’s Management Executive Committee.

Mr. Raines, 42, currently serves as the Company’s Vice President, Delaware Basin Business Unit, a position he has held since 2022. In his new role, Mr. Raines will oversee, among other things, the Company’s business units and land and regulatory teams. Mr. Raines joined the Company in 2005 and has served in various roles of increasing responsibility. He most recently served as Vice President, Delaware Basin (North) from 2021 to 2022 and, prior to Devon’s merger with WPX Energy, Inc., as Vice President, Delaware Basin from 2017 to 2021 and Vice President, Rockies from 2016 to 2017. Prior to those roles, Mr. Raines served in various operational roles at the Company, including as Vice President, Land and Regulatory, and in Devon’s energy marketing and business development groups. Mr. Raines holds a bachelor’s degree in energy management and finance from the University of Oklahoma and a law degree from Oklahoma City University.

In connection with Mr. Raines’s appointment, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) approved the following compensation: (i) a base salary at an annualized rate of pay of $475,000, and (ii) a target percentage for the annual performance cash bonus of 75% of base salary, in each case effective as of February 8, 2025. The Compensation Committee also established a target level for the grant value of annual long-term equity incentives to be awarded by the Compensation Committee of $1,500,000. Mr. Raines is already a party to a severance agreement (a “Severance Agreement”) with the Company pursuant to which he is eligible for the payment of severance in connection with certain involuntarily employment terminations, including, in the event of termination by the Company other than for “cause” or by Mr. Raines for “good reason,” as those terms are defined in the Severance Agreement, a lump-sum cash payment equal to two times the sum of his base salary and annual bonus, a prorated annual bonus, and payment for reasonable outplacement assistance. Mr. Raines’ Severance Agreement with the Company will not be amended in connection with his appointment, and Mr. Raines will also continue to be eligible to participate in comparable employee and other benefits of similarly situated executives, including, without limitation, the Company’s non-qualified deferred compensation plan, supplemental contribution restoration plans, 401(k) plan, and other employee programs.

At Devon, Mr. Hellman, 57, will oversee, among other things, the Company’s drilling and completions, supply chain, EHS and measurement, and integrated subsurface teams. Mr. Hellman most recently served as Vice President, Operations Permian and Oklahoma at Marathon Oil Corporation (“Marathon”) from 2020 until shortly following the closing of the company’s acquisition by ConocoPhillips in late 2024. In his most recent role at Marathon, Mr. Hellman was responsible for assets in New Mexico, North Texas, and Oklahoma. Prior to that role, Mr. Hellman served in various operational leadership roles at Marathon, including Region Vice President, Oklahoma from 2018 to 2020 and Region Vice President, Permian from 2017 to 2018. Before joining Marathon, Mr. Hellman was Vice President, Drilling and Completions at WPX Energy, Inc. from 2015 to 2017. Earlier in his career, he worked at Apache (APA Corporation), BP, NSI Technologies, and Amoco in various technical and leadership roles. Mr. Hellman holds a bachelor’s of science degree in petroleum engineering from the University of Alberta.

In connection with Mr. Hellman’s appointment, the Compensation Committee approved the following compensation: (i) a base salary at an annualized rate of pay of $475,000, and (ii) a target percentage for the annual performance cash bonus of 75% of base salary, in each case effective as of January 20, 2025. The Compensation Committee also established a target level for the grant value of annual long-term equity incentives to be awarded by the Compensation Committee of $1,500,000. Following the effective date of his appointment, Mr. Hellman will enter into a Severance Agreement with the Company that will be materially consistent with Mr. Raines’ Severance Agreement. Mr. Hellman will also be eligible to receive comparable employee and other benefits of similarly situated executives, including, without limitation, becoming a participant in the Company’s non-qualified deferred compensation plan, supplemental contribution restoration plans, 401(k) plan, and other employee programs.

Messrs. Raines and Hellman are not related to any director or officer of the Company or any person nominated or chosen by the Company to become a director or officer. With respect to each of Messrs. Raines and Hellman, there are no arrangements or understandings between such officer and any other person pursuant to which he will serve as an officer. There are no transactions in which Messrs. Raines or Hellman has an interest requiring disclosure under Item 404(a) of Regulation S-K.

On January 10, 2025, the Company decided to eliminate the position of Executive Vice President and Chief Corporate Development Officer, effective February 10, 2025 (the “Departure Effective Date”). As a result, David G. Harris, who currently serves in such capacity, will leave the Company on the Departure Effective Date. Mr. Harris is expected to continue in his role through the Departure Effective Date to assist with the transition of his role and responsibilities.

Pursuant to Mr. Harris’ previously disclosed compensation arrangements, Mr. Harris is eligible to receive a severance package, including, among other things, a lump-sum cash payment equal to three times the sum of his annual base salary and bonus, as well as the acceleration or continued vesting, as applicable, of outstanding long-term incentive awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVON ENERGY CORPORATION

By:	/s/ Christopher J. Kirt
Christopher J. Kirt
Vice President Corporate Governance and Secretary

Date: January 13, 2025